                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        American Dental Partners, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required

    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    [_]  Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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

                         AMERICAN DENTAL PARTNERS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 2001

To the Shareholders of
American Dental Partners, Inc.:

   Notice is hereby given that the Annual Meeting of Shareholders of American Dental Partners, Inc. (the "Company") will be held at the offices of Summit Partners located at 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210, on Friday, May 4, 2001 at 2:00 p.m., local time, for the following purposes:

     1. To elect one Class I director;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The close of business on March 16, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

   In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy card promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request, we will cancel your proxy.

                                          By Order of the Board of Directors

                                          /s/ Gregory A. Serrao
                                          Gregory A. Serrao
                                          Chairman, President and Chief
                                          Executive Officer

Wakefield, Massachusetts
Dated: April 2, 2001

Whether or not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                         AMERICAN DENTAL PARTNERS, INC.

                                PROXY STATEMENT

                                    GENERAL

   This Proxy Statement is being furnished to the holders of common stock, $.01 par value, of American Dental Partners, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held at the office of Summit Partners located at 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210, on Friday, May 4, 2001, at 2:00 p.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting. This Proxy Statement and the form of proxy together with the 2000 Annual Report to Shareholders are first being sent to shareholders on or about April 4, 2001.

   All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated, the shares will be voted to elect the director nominee set forth under "Election of Directors". Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a later dated proxy or by giving notice of revocation to the Company in writing. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy.

   The close of business on March 16, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were 7,241,429 shares of the Company's Common Stock outstanding and entitled to vote and approximately 54 shareholders of record. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Company's common stock is necessary to constitute a quorum at the meeting.

                             ELECTION OF DIRECTORS

   The number of directors currently is fixed at five. The Board of Directors is divided into three classes, Class I, Class II, and Class III, with one Class I director and two directors in each of Class II and Class III. The directors in each class are elected to three-year terms. The terms of office of one class of directors expire each year at the annual meeting of shareholders and at such time as their successors are duly elected and qualified. The term of office of the Class I director expires concurrently with the holding of the Annual Meeting, and the incumbent director of Class I has been nominated for re-election. There is no cumulative voting in the election of directors, and nominees receiving a plurality of the votes duly cast will be elected (i.e. the nominee receiving the greatest number of votes will be elected). Abstentions and broker non-votes will not be counted in favor of or against any nominee. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions for the beneficial owner.

   At the Annual Meeting, Common Stock represented by proxies, unless otherwise specified, will be voted to elect the nominee named below as a Class I director for a three-year term expiring in 2004. In the event that the nominee named below as a Class I director is unable to serve (which is not expected), the persons named in the proxy may vote for another nominee using their judgment.

                               Class I Director
                            (Nominee for Election)

                                                                            Expiration
                                                              A Director of  of Term
                                   Principal Occupation and    the Company  for which
       Name of Director        Age    Business Experience         Since      Proposed
       ----------------        --- ------------------------   ------------- ----------
 Gregory T. Swenson, D.D.S. ..  66 President of PDHC, Ltd.    November 1996    2004
                                   and Park Dental since
                                   November 1996. Chairman
                                   and Chief Executive
                                   Officer of Park Dental
                                   from 1983 until November
                                   1996.

   Set forth below is information relating to directors whose terms will continue after the Annual Meeting:

                              Class II Directors
                            (Term Expiring in 2002)

                                                                 A Director of
                           Principal Occupation and Business      the Company
   Name of Nominee   Age               Experience                    Since
   ---------------   ---   ---------------------------------     -------------
 James T. Kelly.....  54 Retired Chairman of the Board of        February 1997
                         Lincare Holdings Inc., a provider of
                         home respiratory therapy services.

 Martin J. Mannion..  41 General Partner of Summit Partners, a   January 1996
                         private equity capital firm, where he
                         has been employed since 1985.

                              Class III Directors
                            (Term Expiring in 2003)

                                                                A Director of
                           Principal Occupation and Business     the Company
  Name of Director   Age              Experience                    Since
  ----------------   ---   ---------------------------------    -------------
 Derril W. Reeves...  57 Private Investor, Retired Founder,     February 1997
                         Vice Chairman of the Board of
                         Directors and Chief Development
                         Officer of PhyCor, Inc. where he was
                         employed from 1988 through 2000.

 Gregory A. Serrao..  38 Founder, President, Chief Executive    December 1995
                         Officer and Director of the Company
                         since December 1995. Chairman since
                         October 1997. From 1992 through
                         December 1995, Mr. Serrao served as
                         the President of National Specialty
                         Services, Inc., a subsidiary of
                         Cardinal Health, Inc.

Board of Directors Committees and Meetings

   The Board of Directors has established a Compensation Committee, an Audit Committee and a Directors Stock Option Plan Committee. The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

   The members of the Compensation Committee are Martin J. Mannion and Derril
W. Reeves. The Compensation Committee, which is responsible for making recommendations to the Board of Directors with respect to the compensation of executive officers of the Company, held four meetings during 2000.

   The members of the Audit Committee are Martin J. Mannion, James T. Kelly and Derril W. Reeves. The Audit Committee, which is responsible for the appointment of the independent auditors, supervision of the annual audit of the Company's consolidated financial statements by the independent auditors and related matters, held four meetings during 2000. As a result of his relationships with Summit Partners and its affiliates, including Summit Ventures IV, L.P., Mr. Mannion may not be an independent director as defined by the rules of the National Association of Securities Dealers (the "NASD"). However, the Board of Directors has determined, as permitted by those rules, that Mr. Mannion should nevertheless be a member of the Audit Committee because it is in the best interests of the Company and the Company's shareholders as a result of his significant financial sophistication and expertise and experience with other companies. The other members of the Audit Committee are independent under the rules of the NASD.

   The Directors Stock Option Plan Committee is responsible for administering the Amended and Restated 1996 Directors Stock Option Plan. Gregory Serrao is the only member of the Directors Stock Option Plan Committee. The Committee took action one time by written consent in 2000.

   The Board of Directors held five meetings and took action three times by written consent during 2000. Each director attended at least 75% of the meetings held by the Board of Directors and the committees on which he served during 2000.

Compensation of Directors

   Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each of Messrs. Kelly and Reeves receives a quarterly retainer, which is currently $3,750 per quarter, and a fee of $1,000 for attending each Board of Directors' meeting and $500 for attending each committee meeting. In addition, such directors are eligible to receive options under the Company's 1996 Amended and Restated Directors Stock Option Plan. These options are issued at such times and in such amounts as may be determined by the Directors Stock Option Plan Committee. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 16, 2001, by: (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) the Company's Chief Executive Officer and the four other most highly compensated executive officers named in the Summary Compensation Table; and (iv) the Company's directors and executive officers as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security, has or shares the power to dispose of or direct the disposition of such security, or has the right to acquire the security within 60 days. Accordingly, more than one person may be deemed to be the beneficial owner of the same security. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                              Shares Beneficially Owned(1)
                                              ---------------------------------
                                                 Number          Percentage
                                              ---------------- ----------------
Summit Ventures(2)(3)........................        2,380,037           32.8%
Martin J. Mannion(2)(3)......................        2,380,037           32.8%
Gregory A. Serrao(3)(4)......................          775,322           10.1%
Times Square Capital Management, Inc.(5).....          593,800            8.2%
Stadium Capital Management, LLC(6)...........          533,650            7.4%
Wanger Asset Management, L.P.(7).............          409,000            5.6%
Gregory T. Swenson, D.D.S.(3)(8).............          355,185            4.9%
Ronald M. Levenson(3)(9).....................          103,102            1.4%
Joseph V. Errante, D.D.S.(3)(10).............           38,898              *
William H. Bottlinger(3).....................           25,252              *
Derril W. Reeves(3)..........................           17,900              *
James T. Kelly(3)............................           14,900              *
Lee S. Feldman(3)............................           10,250              *
All executive officers and directors as a
 group (18 persons)(11)......................        3,859,205           48.5%

--------
*  less than 1%
(1) This table includes for each person or group of persons shares of Common Stock that may be purchased by such person or group pursuant to options which are currently exercisable or exercisable within 60 days of March 16, 2001. As of such date, a total of 7,241,429 shares of Common Stock were issued and outstanding and options for 968,101 shares were exercisable.
(2) Represents 2,285,869 and 90,293 shares of Common Stock owned by Summit Ventures IV, L.P. and Summit Investors II, L.P., respectively. Summit Partners is affiliated with both limited partnerships. Mr. Mannion, a Director of the Company, is a general partner of Summit Partners. The address of Summit Partners and Mr. Mannion is 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02110.
(3) Includes options for 3,875 shares for Mr. Mannion, 443,322 shares for Mr. Serrao, 25,350 shares for Dr. Swenson, 103,102 shares for Mr. Levenson, 12,000 shares for Dr. Errante, 23,206 shares for Mr. Bottlinger, 14,900 shares for Mr. Reeves, 14,900 shares for Mr. Kelly and 10,250 shares for Mr. Feldman, respectively, which are currently exercisable or exercisable within 60 days of March 16, 2001.
(4) Includes 17,845 shares owned by a family trust, of which Mr. Serrao is the grantor and trustee, 5,000 shares held by Mr. Serrao's minor children and 5,000 shares held by Mr. Serrao's wife. The address for Mr. Serrao is American Dental Partners, Inc., 301 Edgewater Place, Suite 320, Wakefield, Massachusetts 01880.
(5) The address for Times Square Capital Management, Inc. is Four Times Square, 25th Floor, New York, New York 10036.
(6) The address for Stadium Capital Management, LLC is 430 Cowper Street, Suite 200, Palo Alto, California 94301
(7) The address for Wanger Asset Management, L.P. is 227 West Monroe Street-3000, Chicago, Illinois 60606-5016.
(8) Includes 122,549 shares owned by a family trust, of which Dr. Swenson is the grantor.
(9) Includes 950 shares held by Mr. Levenson's minor children.
(10) Includes 932 shares owned by a family trust, of which Dr. Errante is the grantor, and 1,390 shares owned by a family trust, of which Dr. Errante is the trustee.
(11) Includes options for 713,758 shares for all executive officers and directors as a group which are currently exercisable or exercisable within 60 days of March 16, 2001.

                             EXECUTIVE COMPENSATION

   Set forth below is summary information regarding the annual and long-term compensation of the Company's chief executive officer and the four most highly compensated executive officers of the Company whose annual compensation exceeded $100,000 during 2000:

                           Summary Compensation Table

                                                                     Long-Term
                                    Annual Compensation                Awards
                          ------------------------------------------ ----------
                                                                     Securities
                                                      Other Annual   Underlying    All Other
                          Year Salary($)    Bonus($) Compensation(1) Options(#) Compensation(2)
                          ---- ---------    -------- --------------- ---------- ---------------
Gregory A. Serrao.......  2000 $225,000     $110,000     $   --        92,400       $5,001
 Chairman, President      1999 $185,000     $111,000     $   --        25,000       $2,447
 and Chief Executive      1998 $170,000     $102,000     $   --        12,000       $2,259
  Officer

Lee S. Feldman..........  2000 $165,000     $ 54,000     $   --        25,000       $4,538
 Senior Vice President-   1999 $130,000     $ 32,500     $   --           500       $2,000
 Chief Administrative     1998 $ 16,250(3)  $    --      $   --        15,000       $  --
 Officer and General
  Counsel

Joseph V. Errante, DDS..  2000 $145,000     $ 58,000     $21,052(4)    23,000       $4,350
 Senior Vice President-   1999 $140,000     $ 44,100     $   --         6,000       $2,100
 Business Development     1998 $120,000     $    717     $   --        11,000       $4,943

Ronald M. Levenson......  2000 $180,000     $    --      $   --        14,600       $5,078
 Senior Vice President,   1999 $177,500     $ 71,000     $   --        20,000       $4,614
 Chief Financial Officer  1998 $165,000     $ 66,000     $   --        12,000       $2,200
 and Treasurer

William H. Bottlinger...  2000 $163,800     $ 15,000     $   --        20,000       $3,018
 Senior Vice President-   1999 $159,000     $ 63,600     $   --         8,225       $2,202
 Regional Operations and  1998 $152,880     $ 65,800     $   --         4,523       $  --
 Chief Information
  Officer

--------
(1) Except as specifically noted, no Other Annual Compensation for any Named Executive Officer exceeded $50,000 or 10% of the total salary and bonus for such officer.
(2) Represents matching contributions under the Company's 401(k) plan.
(3) Represents less than one full year's compensation.
(4) Consists of moving and relocation expenses.

                       Option Grants in Last Fiscal Year

   The following table sets forth all grants of stock options to the executive officers named in the Summary Compensation Table during 2000:

                                                                                     Potential
                                                                                 Realizable Value
                                                                                 at Assumed Annual
                                                                                  Rates of Stock
                                                                                       Price
                                                                                   Appreciation
                                            Individual Grants                     for Option Term
                         ------------------------------------------------------- -----------------
                             Number of
                             Securities       % of Total    Exercise
                         Underlying Options Options Granted   Price   Expiration
                           Granted(#)(1)    in Fiscal Year  ($/Share)    Date     5%($)    10%($)
                         ------------------ --------------- --------- ---------- -------- --------
Gregory A. Serrao.......       17,400               4%        $6.94    03/08/10  $ 75,943 $192,454
                               75,000              17%        $7.13    11/08/10  $336,301 $852,254
Lee S. Feldman..........       10,000               2%        $6.94    03/08/10  $ 43,645 $110,606
                               15,000               3%        $7.13    11/08/10  $ 67,260 $170,451
Joseph V. Errante,             13,000               3%        $6.94    03/08/10  $ 56,739 $143,787
 D.D.S. ................
                               10,000               2%        $7.13    11/08/10  $ 44,840 $113,634
Ronald M. Levenson......       14,600               3%        $6.94    03/08/10  $ 63,722 $161,484
William H. Bottlinger...       10,000               2%        $6.94    03/08/10  $ 43,645 $110,606
                               10,000               2%        $7.13    11/08/10  $ 44,840 $113,634

--------
(1) All option grants were issued under the Amended and Restated 1996 Stock Option Plan, as amended. The exercise price of such options is no less than the fair market value of the Company's Common Stock on the date of grant. Options become exercisable in equal annual installments over a four-year period.

   Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

   The following table sets forth the number of securities underlying unexercised options and the value of in-the-money stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2000(1):

                         Number of Securities Underlying        Value of Unexercised
                         Unexercised Options at December       In-the-Money Options at
                                   31, 2000(#)                  December 31, 2000($)
                         ----------------------------------   -------------------------
                          Exercisable       Unexercisable     Exercisable Unexercisable
                         ---------------   ----------------   ----------- -------------
Gregory A. Serrao.......           427,322            161,948 $1,939,398     $42,600
Lee S. Feldman..........             7,625             32,875 $       31     $11,344
Joseph V. Errante,
 D.D.S..................             7,000             33,000 $      375     $12,187
Ronald M. Levenson......           189,102             64,498 $  582,020     $11,963
William H. Bottlinger...            16,057             31,691 $      514     $10,917

--------
(1) There were no stock options exercised by executive officers named in the Summary Compensation Table during 2000.

Employment Agreements

   The Company and Mr. Serrao entered into an Amended and Restated Employment and Non-Competition Agreement effective January 2, 2001. Under the agreement, Mr. Serrao receives an annual base salary, which is currently $300,000 (subject to potential annual salary increases), and a bonus in an amount up to 60% of his then current base salary. Mr. Serrao is also subject to non-competition and confidentiality provisions in the employment agreement. If Mr. Serrao's employment is terminated by the Company without cause, he is entitled to receive severance benefits which include severance payments in an amount equal to his then current annual base salary and health care benefits for one year after termination plus his pro rata share of any bonus which otherwise would have been payable. If Mr. Serrao's employment is terminated by Mr. Serrao for "good reason" (as defined in the employment agreement), he is entitled to receive the same severance benefits (other than the pro rata share of the bonus) plus payment equal to the full amount of the bonus that otherwise could have been payable.

   The Company has a four-year employment agreement with Dr. Errante which terminates in January 2003. Under his employment agreement, Dr. Errante receives an annual base salary, (subject to potential annual salary increases), and a bonus in an amount up to 35% of his then current base salary. Dr. Errante is also subject to non-competition and confidentiality provisions in the employment agreement. If Dr. Errante's employment is terminated prior to the end of the four-year term by the Company for any reason other than for cause, he is entitled to receive severance benefits which include severance payments in an amount equal to the lesser of the remainder of the term or one year of his then current base salary.

   The Company has a three-year employment agreement with Mr. Feldman which terminates in October 2001. Under his employment agreement, Mr. Feldman receives an annual base salary (subject to potential salary increases), and a bonus in an amount up to 40% of his then current base salary. Mr. Feldman is also subject to non-competition and confidentiality provisions in the employment agreement. If Mr. Feldman's employment is terminated prior to the end of the three-year term by the Company for any reason other than for cause, he is entitled to receive severance benefits which include payments in an amount equal to one year of his then current base salary.

Compensation Committee Interlocks

   Messrs. Mannion and Reeves serve as the current members of the Company's Compensation Committee. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board of Directors or Compensation Committee.

                              CERTAIN TRANSACTIONS

   The Company acquired PDHC, Ltd. ("Park") pursuant to an Acquisition and Exchange Agreement effective November 12, 1996 (the "Acquisition Agreement"), among the Company, Park and all of the shareholders of Park, including Dr. Swenson. Under the Acquisition Agreement, the shareholders of Park received an aggregate of $3.3 million in cash, $1.5 million principal amount of Subordinated Notes of the Company and 1,260,000 shares of Common Stock in consideration for the exchange of all of their Park shares. Dr. Swenson received $74,848 in principal and interest payments under the Subordinated Notes in 2000. The Company expects to continue to make payments under the Subordinated Notes in 2001. The terms and conditions of the acquisition of Park, including the consideration received for the exchange of the Park shares, were based upon arms-length negotiations between representatives of the Company and Park, including Dr. Swenson.

   The Company acquired Innovative Practice Concepts, Inc. pursuant to a Stock Purchase Agreement dated December 22, 1997 (the "Purchase Agreement") among the Company, Associated Dental Care Providers, P.C. ("Associated"), Innovative Practice Concepts, Inc. ("IPC") and the shareholders of IPC. The transaction was effective January 1, 1998. Under the Purchase Agreement, the shareholders of IPC received an aggregate of $2,910,000 in cash less certain amounts applied to pay off indebtedness of IPC to Joseph V. Errante, D.D.S. and his sister Margaret E. Errante, D.D.S., $500,000 principal amount of Subordinated Notes of the Company and 34,800 shares of Common Stock in consideration for the exchange of all of their IPC shares. All of the stock of IPC was owned by Dr. Joseph Errante, Dr. Margaret Errante and trusts for the benefit of certain members of their families. The terms and conditions of the acquisition of IPC, including the consideration received for the exchange of the IPC shares, were based upon arms-length negotiations between representatives of the Company and representatives of IPC, including Dr. Joseph Errante, who became Vice President-- Regional Operations in November 1998 and is currently Senior Vice President--Business Development. Dr. Joseph Errante received $49,012 in principal and interest payments under the Subordinated Notes in 2000. The Company expects to continue to make payments under the Subordinated Notes in 2001.

   The Company entered into registration rights agreements with the former shareholders of Park. These registration rights agreements contain provisions which grant the former shareholders of Park piggy back registration rights in the event the Company registers any of its securities for either itself or for security holders exercising their registration rights. In addition, the former Park shareholders may require registration of their shares of Common Stock (subject to the other general applicable limitations on the Company's registration obligations) on one occasion if and to the extent that they have not otherwise had the opportunity to register their shares during the three-year period following the completion of the IPO.

   In connection with the Park and IPC transactions, the Company entered into service agreements with the professional corporations owned in part by Drs. Swenson and Errante, respectively. These professional corporations are PDG, P.A. ("PDG") and Associated Dental Care Providers, P.C. ("Associated"). These service agreements are on substantially the same terms and conditions as all of the Company's other service agreements. The amounts received by subsidiaries of the Company under the service agreements with PDG and Associated in 2000 were approximately $46,416,000 and $10,115,000, respectively, of which $35,846,000 and $6,858,000, respectively, were reimbursements for expenses incurred in connection with the operation and administration of the related dental facilities. Dr. Swenson owns approximately 5% of the issued and outstanding capital stock of PDG and Dr. Errante owns approximately 20% of the issued and outstanding capital stock of Associated.

                             AUDIT COMMITTEE REPORT

   In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight relating to the accounting and reporting practices of the Company and the quality and integrity of the financial reports provided by the Company.

   In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company's independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountant's independence consistent with Independent Standards Board Standard No. 1, "Independence Discussions With Audit Committee," discussed with the independent accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the independent accountant's independence. The Audit Committee also discussed with management and the independent accountants the adequacy and effectiveness of the Company's accounting and financial controls.

   The Audit Committee discussed and reviewed with the independent accountants the communications required by Statement on Auditing Standards No. 61, "Communication With Audit Committees," and discussed and reviewed the results of the independent accountants' audit of the Company's financial statements.

   The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent accountants. Management has the responsibility for the preparation of the Company's financial statements, and the independent accountants have the responsibility of performing an independent audit of those statements in accordance with generally accepted auditing standards and to issue a report thereon.

   Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The

Audit Committee also recommended the reappointment of the independent accountants as the Company's independent auditors for 2001, and the Board of Directors concurred in that recommendation.

                                          AUDIT COMMITTEE

                                          James T. Kelly
                                          Martin J. Mannion
                                          Derril W. Reeves

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors regularly reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance. The Compensation Committee is composed entirely of independent outside directors.

   The Compensation Committee's primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company's overall business strategies, values and performance. To this end, the Compensation Committee has established an executive compensation philosophy which includes the following considerations:

  . An emphasis on performance based compensation that differentiates compensation results based upon corporate, operating unit, and individual performance;

  . Recognition of both quantitative and qualitative performance objectives in light of an executive officer's responsibilities;

  . A mix of short-term cash and long-term stock based compensation which aligns the interests of the Company's executive officers with the interests of the Company's shareholders.

   In light of these considerations, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. Certain of the executive officers have employment agreements that specify certain minimum compensation for such officers. Base salaries for executive officers are determined on the basis of individual performance, level of responsibility and market competitive considerations. The Company's executive officers are eligible to receive annual cash bonuses in amounts varying as a percentage of base salary depending upon each executive's level of responsibility and function. Performance objectives are established for each executive officer, including specific quantitative objectives related to improving the Company's financial performance and other more qualitative and developmental criteria. For executive officers with primary operating unit responsibilities, annual cash bonuses are based primarily on the achievement of specific quantitative objectives related to the financial performance of the operating unit. For executive officers with primary staff or corporate responsibilities, the annual cash bonuses are based on achievement of specific corporate performance objectives as well as individual qualitative criteria. The Company's executive officers are also eligible to receive grants of stock options under the Company's Amended and Restated 1996 Stock Option Plan, as amended. Grants under this Plan are designed to align a significant portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

   In determining Mr. Serrao's compensation for 2000, the Compensation Committee reviewed information regarding the compensation paid to the Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for the year. Mr. Serrao's base salary for 2000 was $225,000. Like other executive officers, Mr. Serrao also received an incentive bonus determined on the basis of individual and Company performance, including specific quantitative objectives and more qualitative criteria. Mr. Serrao was awarded an incentive bonus of $110,000 for 2000. In addition, Mr. Serrao was awarded options to purchase 17,400 shares of the Company's Common Stock at an exercise price of $6.94 per share and 75,000 shares of the Company's Common Stock at an exercise price of $7.13 per share in order to provide him with a long-term incentive tied to the Company's performance.

                                          COMPENSATION COMMITTEE

                                          Martin J. Mannion
                                          Derril W. Reeves

Performance Graph

   Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Company's Common Stock with the cumulative total return of a hypothetical investment in each of the Russell 2000 Index and two indices (an "old" peer group and a "new" peer group) of companies based on the respective market price of each such investment at April 16, 1998 (the date of the Company's IPO), June 30, 1998, September 30, 1998, December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000,
June 30, 2000, September 30, 2000 and December 31, 2000, assuming in each case an initial investment of $100 on April 16, 1998 and the reinvestment of dividends. The "old" peer group consisted of companies that provide business services to both general multispecialty dental practices and companies that provide business services exclusively to orthodontic practices. The Company has created a "new" peer group that removes three companies (Orthodontic Centers of America, Inc., Orthalliance, Inc. and Apple Orthodontix, Inc.) that provide business services solely to orthodontic practices because the Company's focus is on general multispecialty practices and the Company believes that a peer group without orthodontic practice management companies is more relevant.

                                    [GRAPH]
* $100 INVESTED ON 4/1/96 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDEND, FISCAL YEAR ENDING DECEMBER 31

                                                      Cumulative Total Return
                         ---------------------------------------------------------------------------------
                         04/16/1998 6/98  9/98  12/98 3/99  6/99  9/99  12/99   3/00   6/00   9/00  12/00
                         ---------- ----- ----- ----- ----- ----- ----- ------ ------ ------ ------ ------
AMERICAN DENTAL
 PARTNERS, INC. ........   100.00   93.33 57.50 77.08 52.50 74.17 80.83  46.67  46.25  46.67  45.83  50.00
RUSSELL 2000............   100.00   94.56 75.51 87.83 83.06 95.98 89.91 106.50 114.04 109.73 110.95 103.28
NEW PEER GROUP..........   100.00   78.34 58.00 37.52 29.54 31.74 28.97  25.82  21.00  16.15  16.15   6.80
OLD PEER GROUP..........   100.00   84.91 63.30 66.18 53.05 49.42 55.42  40.81  58.71  64.29  89.43  77.82

   The foregoing graph is not, nor is it intended to be, indicative of future performance of the Company's common shares.
--------
(1) The "new" peer group of companies consists of Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Interdent, Inc., Monarch Dental Corporation and Pentegra Dental Group, Inc.
(2) The "old" peer group of companies that provide business services to dentists includes Apple Orthodontix, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Interdent, Inc., Monarch Dental Corporation, Orthodontic Centers of America, Inc., OrthAlliance, Inc., and Pentegra Dental Group, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   KPMG LLP has been selected by the Board of Directors as the independent public accountants for the Company for its fiscal year ending December 31, 2001.

   It is expected that a representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for KPMG LLP's reviews of the condensed financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission during 2000 were $145,000.

   In addition, fees billed for professional services rendered by KPMG LLP in 2000 for the audit of the Company's Savings and Retirement Plan for the year ended December 31, 1999 totaled $13,725.

Financial Information Systems Design and Implementation Fees

   KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company's information systems or local area network or for designing or implementing the Company's financial information management systems during 2000.

All other fees

   The aggregate fees billed for other services rendered to the Company by KPMG LLP in 2000 were $347,405. The other services consisted of tax-related services, due diligence services in connection with affiliation transactions and other professional services.

Auditor Independence

   The Audit Committee believes that the non-audit services provided by KPMG LLP are compatible with maintaining the accountant's independence. None of the time devoted by KPMG LLP on its engagement to audit the Company's financial statements for the year ended December 31, 2000 is attributable to work performed by persons other than KPMG LLP employees.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") at the 2002 annual meeting of shareholders must be received by the Company on or before December 5, 2001 for inclusion in the proxy statement and form of proxy relating to the 2002 annual meeting of shareholders. In order for a shareholder proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company no later than February 19, 2002.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and owners of more than 10% of the our common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and owners of more than 10% of the common stock are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To our knowledge, based solely on our review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, except as noted below, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners were complied with. Each of the directors and executive officers as of December 31, 1999 inadvertently failed to file a Form 5 in 2000 relating to one exempt transaction in 1999 (grant of stock options).

                                 OTHER MATTERS

   Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

   The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

                                                                      APPENDIX A

                         AMERICAN DENTAL PARTNERS, INC.

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of American Dental Partners, Inc. (the "Company") is to assist the Board in fulfilling its oversight responsibilities relating to accounting and reporting practices of the Company and the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or the public. The Committee's primary duties and responsibilities are to review and appraise the audit efforts of the Company's independent accountants and provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

   The independent accountants retained by the Company are ultimately accountable to the Board and the Committee, as representatives of the shareholders of the Company, and the Committee and the Board have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those functions are the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants, or to assure compliance with laws, regulations, or the Company's organizational documents, policies or procedures.

II. COMPOSITION

   The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, as defined by the rules and regulations of The Nasdaq Stock Market, Inc. ("Nasdaq"). Notwithstanding the foregoing, one director who is not independent as defined above, and is not a current employee of the Company or an immediate family member of any such employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders.

   All members of the Committee shall be financially literate, with a working familiarity with basic finance and accounting practices and the ability to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in that member's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer of a corporation with financial oversight responsibilities.

   Unless a Chairman of the Committee is designated by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall hold such regular and special meetings, either in person or by conference call, as may be required for the performance of the Committee's responsibilities under this Charter or as the Committee deems necessary.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities, the Committee shall:

Review of Documents and Reports

   1. Review this Charter at least annually and suggest modifications to it as conditions dictate, as determined by the Committee.

   2. Review with financial management and the independent accountants the Company's audited financial statements to be included in its Annual Report on Form 10-K, prior to its filing, or to be included in the Company's Annual Report to Shareholders, prior to its mailing.

Independent Accountants

   3. Review management's recommendation of the independent accountants, considering independence and effectiveness, and review the fees to be paid to the independent accountants.

   4. Ensure that the independent accountants submit, on a periodic basis, a formal written statement delineating all relationships between the independent accountants and the Company, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may affect the independent accountants' objectivity and independence, and, as necessary, recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

   5. Discuss with management the performance of the independent accountants and management's recommendation regarding any proposed discharge of the independent accountants when circumstances warrant.

Financial Reporting Processes

   6. Review with the independent accountants and management the adequacy and effectiveness of the Company's accounting and financial controls.

   7. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting and any major changes to the Company's auditing or accounting principles and practices suggested by the independent accountants or management.

   8. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and discuss any matters that the Committee or either of such groups believes should be discussed privately, including any significant disagreement between management and the independent accountants in connection with the preparation of the Company's financial statements.

Compliance Matters

   9. Review with the Company's legal counsel any legal matter that the Committee has been advised could have a significant impact on the Company's financial statements.

   10. Conduct such other discussions with the independent accountants as are required by applicable law or by accounting standards applicable to the Company or to the independent accountants' activities on behalf of the Company, and comply with all requirements applicable to the Committee under applicable law or the rules and regulations of Nasdaq.

Adopted June 1, 2000

                                  DETACH HERE                             ZADTC2



                                     PROXY

                        AMERICAN DENTAL PARTNERS, INC.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned hereby appoints Breht Feigh and Lee Feldman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of American Dental Partners, Inc. to be held at the offices of Summit Partners located at 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210, on Friday, May 4, 2001, at 2:00 p.m., local time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present.



-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                          -----------

AMERICAN DENTAL PARTNERS, INC.

    c/o EquiServe
    P.O. Box 9398
    Boston, MA 02205-9398












                                  DETACH HERE                             ZADTC1

[X] Please mark
    votes as in
    this example.


    The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominee listed in Item 1.

    1. Election of Class I Director, to serve a term of three years expiring in 2004 and until his successor has been duly elected and qualified.

       Nominee:  (01) Gregory T. Swenson, D.D.S.

                            FOR     WITHHELD
                            [_]        [_]

    2. On such other business as may properly come before the meeting.



       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [_]



       (Please sign exactly as your name or names appear hereon, indicating where proper, official position or representative capacity).



Signature:_____________ Date:________  Signature:_____________ Date:________